EX-35.1
(logo) EMC
Mortgage Corporation


ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE

EMC MORTGAGE CORPORATION


The undersigned officers of EMC Mortgage Corporation ("EMC") as servicer pursuant to the Bear Stearns Asset Backed Securities Trust 2007-2 Agreement (the "Agreement") hereby certify that:


1. A review of EMC's activities during the period from and including January 1, 2007 through and including December 31, 2007 (the "Reporting Period") and EMC's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, EMC has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 12th day of March 2008.


By: /s/ David B. Little
David B. Little
Executive Vice President
Default Administration


/s/ William Glasgow Jr.
William Glasgow Jr.
Executive Vice President
Enterprise Operations Services


/s/ Jenna Kemp
Jenna Kemp
Executive Vice President
Investor Administration



(logo) MBA
Member
Mortgage Bankers
Association of America

2780 Lake Vista Drive, Lewisville, Texas 75067
Mailing Address: P.O. Box 1292190 Lewisville, Texas 75029-2190